SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 28, 2002


                         THE BRAZILIAN EQUITY FUND, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Maryland                      005-42357               133652093
     ------------------               -------------          ------------
(State or other jurisdiction        (Commission File          (IRS Employer
     of incorporation)                   Number)            Identification No.)



           466 Lexington Avenue, New York, New York                      10017
------------------------------------------------------------           ---------
          (Address of principal executive offices)                     Zip Code



       Registrant's telephone number, including area code: (212) 875-3500


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 9. Regulation FD Disclosure

     On June 28, 2002, The Brazilian Equity Fund, Inc. (the "Fund") announced that the Board of Directors of the Fund had postponed the date of the Fund's 2002 Annual Meeting of Shareholders (the "Meeting"), originally scheduled for July 25, 2002, to a date to be announced. The Meeting is being postponed in order to permit the Fund an opportunity to conclude a definitive settlement agreement in connection with two litigations in which the Fund is currently involved, Strougo v. Bassini et al. and Strougo v. BEA Associates. If a definitive settlement agreement is reached on a basis consistent with the preliminary terms being discussed, the Fund's Board of Directors would be recommending the liquidation of the Fund with such liquidation being contingent upon an affirmative vote of the holders of two-thirds of the Fund's outstanding shares. By postponing the Meeting date, the Board of Directors may be in a position to include such liquidation proposal in the Fund's proxy statement to be sent to shareholders in connection with the Meeting.

     A copy of the press release issued by the Fund on June 28, 2002 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE BRAZILIAN EQUITY FUND, INC.

                                        By: /s/ Hal Liebes
                                            ------------------------------
                                        Name:  Hal Liebes
                                        Title: Senior Vice President

Dated: June 28, 2002


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